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[OFFICE OF        OFFICE OF THRIFT SUPERVISION
THRIFT            Department of the Treasury                   Regional Director, Southeast
SUPERVISION       ------------------------------               ----------------------------
LOGO]             1475 Peachtree Street, N.E., Atlanta, GA 30309 * Telephone: (404) 888-5619
                  P.O. Box 105217, Atlanta, GA  30348-5217 * Fax: (404) 888-5634
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                               December 14, 2004

OTS No. 05329

Mr. Joe K. McArthur
President
First Federal of the South
126 N. Norton Avenue
Sylacauga, Alabama 35150

Dear Mr. McArthur:

     I am responding to your letter dated November 10, 2004 to Review Examiner David G. Hughey that requested the rescission of the March 22, 2002 Supervisory Agreement (Agreement). Your letter noted that the March 15, 2004 report of examination did not disclose any areas of noncompliance with the Agreement, although that same report of examination did reveal certain matters concerning compliance with the Bank Secrecy Act (BSA) that required immediate corrective actions. Our BSA compliance examination conducted on August 23, 2004 did note that the problems resulting in incorrect or incomplete currency transaction reports being submitted were addressed, and your thrift's independent test appeared to be thorough and appropriate for a thrift of First Federal's size and operating characteristics.

     Based on the foregoing examination results, I agree to rescind the Agreement effective the date of this letter. Although the March 15, 2004 examination did note full compliance with the Agreement, management and the directorate still need to focus on the thrift's concentration in construction and land loans, and perhaps more importantly, the continued inability to consistently generate positive core earnings. Management and the board of directors should also continue its efforts to ensure continuous full compliance with the BSA/Anti-Money Laundering/OFAC requirements as well as all other applicable laws and regulations.

     If there are any questions concerning this letter, please call Mr. Hughey at (404) 888-8113.

                                             Sincerely,

                                             /s/ JOHN E. RYAN
                                             ----------------------------
                                             John E. Ryan
                                             Regional Director